HEI Exhibit 99

NEWS RELEASE
May 10, 2024
Contact:	Mateo Garcia	Telephone: (808) 543-7300
	Director, Investor Relations	E-mail: ir@hei.com
HEI REPORTS FIRST QUARTER 2024 RESULTS
1Q24 Net Income of $42.1 million and Diluted Earnings Per Share (EPS) of $0.38

•Utility Continues to Operate Efficiently While Advancing Wildfire Mitigation and Resilience Efforts
•One ‘Ohana Initiative Progressing, With 43 Decedent and 15 Physical Injury Registrants to Date
•Bank’s Strategic Balance Sheet Repositioning Executed in the Previous Quarter Contributed to Improved Profitability and Net Interest Margin
•Bank’s Release of Maui Wildfire-Related Reserves Reflects Better Outlook for Maui Economy

HONOLULU - Hawaiian Electric Industries, Inc. (NYSE - HE) (HEI) today reported consolidated net income for common stock for the first quarter of 2024 of $42.1 million and EPS of $0.38 compared to $54.7 million and EPS of $0.50 for the first quarter of 2023. Core net income and EPS1 for the first quarter were $49.3 million and $0.45, respectively.
“We continue to work in earnest with key stakeholders to help our community recover from the devastating impacts of the Maui wildfires. The State’s One ‘Ohana fund has seen steady uptake and the Governor recently extended the registration deadline, and mediation discussions are underway with those impacted by the fires. Hawaii’s legislative session recently concluded, and although we are disappointed that we ran out of time to pass legislation this session, our governor and legislature are highly engaged in determining how to design legislation that best makes sense for Hawaii, our customers and our company. Our utility is committed to making the investments needed to mitigate wildfire risk and advance important safety and resilience work,” said Scott Seu, HEI president and CEO.
1 See “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and the related GAAP reconciliations at the end of this release.

“American Savings Bank executed well in the first quarter, generating higher net income as net interest margin and profitability benefited from the strategic balance sheet repositioning executed last quarter. The bank also released reserves initially taken following the wildfires on Maui, reflecting Maui’s resilient economy and stronger-than-expected outlook.”
HAWAIIAN ELECTRIC COMPANY (HAWAIIAN ELECTRIC) EARNINGS2
Hawaiian Electric’s net income for the first quarter of 2024 was $39.2 million compared to $47.0 million in the first quarter of 2023, with the decrease primarily driven by the following after-tax items:
•$12 million in higher operations and maintenance (O&M) expenses, including $7 million of costs associated with the Maui windstorm and wildfire event. These costs include the settlement of indemnification claims asserted by the state and wildfire mitigation expenses. The remaining increase in O&M included higher insurance costs and higher vegetation management costs; and
•$3 million impact from worse heat rate performance.
These items were partially offset by the following after-tax items:
•$5 million higher revenues, including $4 million from the annual revenue adjustment mechanism and $1 million from the major project interim recovery mechanism;
•$1 million in higher interest income; and
•$1 million higher allowance for funds used during construction related to increased capital expenditures.
Excluding incremental after-tax Maui windstorm and wildfire-related expenses net of insurance recoveries, Hawaiian Electric’s core net income3 for the quarter was $44.2 million. The incremental after-tax Maui windstorm and wildfire-related expenses of $5 million were composed of $18 million of expenses, net of $7 million of insurance-related recoveries and $6 million of costs deferred pursuant to the Public Utilities Commission’s decision allowing Hawaiian Electric to defer these costs.
Utility Dividend Declaration
On May 8, 2024 Hawaiian Electric’s Board of Directors declared a $13 million quarterly cash dividend to its sole common stockholder, HEI.

2 Utility amounts indicated as after-tax in this earnings release are based upon adjusting items using a current year composite statutory tax rate of 25.75%.
3 Refer to footnote 1.

AMERICAN SAVINGS BANK EARNINGS
ASB’s first quarter 2024 net income was $20.9 million, compared to $3.2 million in the fourth quarter of 2023 and $18.6 million in the first quarter of 2023. Net income for the quarter reflected the release of $1.5 million of Maui wildfire-related reserves and the recovery of $0.4 million in cash lost or damaged during the wildfires, partially offset by Maui wildfire-related expenses of $1.8 million. Excluding the after-tax impacts of these items, core net income for the first quarter was also $20.9 million.4
Total earning assets as of March 31, 2024 were $8.9 billion, down approximately 2.7% from December 31, 2023.
Total loans were $6.1 billion as of March 31, 2024, down 1.1% from December 31, 2023, primarily reflecting the payoff and sale of loans in the commercial markets portfolio and a decrease in the HELOC portfolio.
Total deposits were $8.0 billion as of March 31, 2024, down 1.7% from December 31, 2023. Core deposits declined 1.2% from December 31, 2023, while certificates of deposit decreased 5.3% primarily due to the paydown of $166 million in public time deposits. As of March 31, 2024, 86% of deposits were F.D.I.C. insured or fully collateralized, consistent with December 31, 2023. Approximately 82% of deposits were F.D.I.C. insured, up slightly from 80% as of December 31, 2023. For the first quarter of 2024, the average cost of funds was 117 basis points, down slightly from 118 basis points in the linked quarter and up from 66 basis points in the prior year quarter.
ASB’s return on average equity was 15.6%, compared to 2.7% in the linked quarter and 15.5% in the first quarter of 2023. Return on average assets was 0.88% for the first quarter of 2024, compared to 0.13% in the linked quarter and 0.78% in the prior year quarter.
In the first quarter of 2024, ASB did not pay a dividend to HEI, supporting ASB’s healthy capital levels. ASB had a Tier 1 leverage ratio of 8.0% as of March 31, 2024.
Please refer to ASB’s news release issued on April 30, 2024 for additional information on ASB.
HOLDING AND OTHER COMPANIES
The holding and other companies’ net loss was $18.0 million in the first quarter of 2024 compared to $10.9 million in the first quarter of 2023. The higher net loss compared to the prior
4 Refer to footnote 1.

year quarter was primarily due to wildfire-related expenses and lower Pacific Current net income. Core net loss for the first quarter of 2024 was $15.8 million5.
EARNINGS RELEASE, WEBCAST AND CONFERENCE CALL TO DISCUSS EARNINGS
HEI will conduct a webcast and conference call to review its first quarter 2024 consolidated financial results today at 10:30 a.m. Hawaii time (4:30 p.m. Eastern).
To listen to the conference call, dial 1-888-660-6377 (U.S.) or 1-929-203-0797 (international) and enter passcode 2393042. Parties may also access presentation materials (which include reconciliation of non-GAAP measures) and/or listen to the conference call by visiting the conference call link on HEI’s website at www.hei.com under “Investor Relations,” sub-heading “News and Events — Events and Presentations.”
A replay will be available online and via phone. The online replay will be available on HEI’s website about two hours after the event. The audio replay will also be available about two hours after the event through May 24, 2024. To access the audio replay, dial 1-800-770-2030 (U.S.) or 1-647-362-9199 (international) and enter passcode 2393042.
HEI and Hawaiian Electric Company, Inc. (Hawaiian Electric) intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information; such disclosures will be included in the Investor Relations section of the website. Accordingly, investors should routinely monitor the Investor Relations section of HEI’s website, in addition to following HEI’s, Hawaiian Electric’s and ASB’s press releases, HEI’s and Hawaiian Electric’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. Investors may sign up to receive e-mail alerts via the “Investor Relations” section of the website. The information on HEI’s website is not incorporated by reference into this document or into HEI’s and Hawaiian Electric’s SEC filings unless, and except to the extent, specifically incorporated by reference.
Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at https://hpuc.my.site.com/cdms/s/ to review documents filed with, and issued by, the PUC. No information on the PUC website is incorporated by reference into this document or into HEI’s and Hawaiian Electric’s SEC filings.
ABOUT HEI
The HEI family of companies provides the energy and financial services that empower much of the economic and community activity of Hawaii. HEI’s electric utility, Hawaiian Electric,
5 Refer to footnote 1.

supplies power to approximately 95% of Hawaii’s population and is undertaking an ambitious effort to decarbonize its operations and the broader state economy. Its banking subsidiary, ASB, is one of Hawaii’s largest financial institutions, providing a wide array of banking and other financial services and working to advance economic growth, affordability and financial fitness. HEI also helps advance Hawaii’s sustainability goals through investments by its non-regulated subsidiary, Pacific Current. For more information, visit www.hei.com.
NON-GAAP MEASURES
Core net income is a non-GAAP measure which excludes Maui wildfire-related after-tax costs. See “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and the related GAAP reconciliations at the end of this release.
FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic, political and market factors, among other things. These forward-looking statements are not guarantees of future performance.
Forward-looking statements in this release should be read in conjunction with the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Annual Report on Form 10-K for the year ended December 31, 2023 and HEI’s other periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric, ASB and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
###

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended March 31
(in thousands, except per share amounts)	2024	2023
Revenues
Electric utility	$788,578	$830,361
Bank	105,144	93,857
Other	3,436	4,019
Total revenues	897,158	928,237
Expenses
Electric utility	725,223	754,486
Bank	79,612	70,337
Other	15,904	9,896
Total expenses	820,739	834,719
Operating income (loss)
Electric utility	63,355	75,875
Bank	25,532	23,520
Other	(12,468)	(5,877)
Total operating income	76,419	93,518
Retirement defined benefits credit—other than service costs	1,282	1,152
Interest expense, net—other than on deposit liabilities and other bank borrowings	(31,591)	(28,798)
Allowance for borrowed funds used during construction	1,386	1,131
Allowance for equity funds used during construction	3,640	3,301
Interest income	3,133	—
Income before income taxes	54,269	70,304
Income taxes	11,674	15,110
Net income	42,595	55,194
Preferred stock dividends of subsidiaries	473	473
Net income for common stock	$42,122	$54,721
Basic earnings per common share	$0.38	$0.50
Diluted earnings per common share	$0.38	$0.50
Dividends declared per common share	$—	$0.36
Weighted-average number of common shares outstanding	110,218	109,514
Weighted-average shares assuming dilution	110,476	109,825
Net income (loss) for common stock by segment
Electric utility	$39,221	$47,009
Bank	20,934	18,562
Other	(18,033)	(10,850)
Net income for common stock	$42,122	$54,721
Comprehensive income attributable to HEI	$32,321	$75,209
Return on average common equity (%) (twelve months ended)	8.1	10.0

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended March 31
($ in thousands, except per barrel amounts)	2024	2023
Revenues	$788,578	$830,361
Expenses
Fuel oil	284,296	334,097
Purchased power	159,817	152,761
Other operation and maintenance	143,890	128,316
Depreciation	62,812	60,927
Taxes, other than income taxes	74,408	78,385
Total expenses	725,223	754,486
Operating income	63,355	75,875
Allowance for equity funds used during construction	3,640	3,301
Retirement defined benefits credit—other than service costs	1,072	1,047
Interest expense and other charges, net	(19,985)	(20,246)
Allowance for borrowed funds used during construction	1,386	1,131
Interest income	1,432	—
Income before income taxes	50,900	61,108
Income taxes	11,180	13,600
Net income	39,720	47,508
Preferred stock dividends of subsidiaries	229	229
Net income attributable to Hawaiian Electric	39,491	47,279
Preferred stock dividends of Hawaiian Electric	270	270
Net income for common stock	$39,221	$47,009
Comprehensive income attributable to Hawaiian Electric	$39,172	$46,964
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
Hawaiian Electric	1,412	1,430
Hawaii Electric Light	254	251
Maui Electric	240	255
	1,906	1,936
Average fuel oil cost per barrel	$121.84	$139.88
Return on average common equity (%) (twelve months ended)[1]	7.8	8.2
1 Simple average.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B.
STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended
(in thousands)	March 31, 2024	December 31, 2023	March 31, 2023
Interest and dividend income
Interest and fees on loans	$72,971	$72,340	$64,842
Interest and dividends on investment securities	14,964	15,587	14,637
Total interest and dividend income	87,935	87,927	79,479
Interest expense
Interest on deposit liabilities	17,432	17,961	6,837
Interest on other borrowings	8,154	8,721	7,721
Total interest expense	25,586	26,682	14,558
Net interest income	62,349	61,245	64,921
Provision for credit losses	(2,159)	304	1,175
Net interest income after provision for credit losses	64,508	60,941	63,746
Noninterest income
Fees from other financial services	4,874	4,643	4,679
Fee income on deposit liabilities	4,898	5,104	4,599
Fee income on other financial products	2,743	2,664	2,744
Bank-owned life insurance	3,584	1,707	1,425
Mortgage banking income	424	209	130
Loss on sale of investment securities	—	(14,965)	—
Other income, net	686	693	801
Total noninterest income	17,209	55	14,378
Noninterest expense
Compensation and employee benefits	32,459	28,797	30,204
Occupancy	5,063	5,422	5,588
Data processing	4,846	5,305	5,012
Services	4,151	5,032	2,595
Equipment	2,649	3,114	2,646
Office supplies, printing and postage	1,018	1,019	1,165
Marketing	776	1,167	1,016
Other expense	4,942	9,250	6,191
Total noninterest expense	55,904	59,106	54,417
Income before income taxes	25,813	1,890	23,707
Income taxes	4,879	(1,341)	5,145
Net income	$20,934	$3,231	$18,562
Comprehensive income (loss)	$11,166	$70,585	$36,992
OTHER BANK INFORMATION (annualized %, except as of period end)
Return on average assets	0.88	0.13	0.78
Return on average equity	15.64	2.74	15.51
Return on average tangible common equity	18.48	3.32	18.73
Net interest margin	2.75	2.63	2.85
Efficiency ratio	70.27	96.42	68.62
Net charge-offs to average loans outstanding	0.14	0.15	0.14
As of period end
Nonaccrual loans to loans receivable held for investment	0.53	0.46	0.24
Allowance for credit losses to loans outstanding	1.16	1.20	1.18
Tangible common equity to tangible assets	5.0	4.7	4.3
Tier-1 leverage ratio	8.0	7.7	7.7
Dividend paid to HEI (via ASB Hawaii, Inc.) ($ in millions)	$—	$—	$14.0

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures
HEI, Hawaiian Electric and ASB management use certain non-GAAP measures to evaluate the performance of HEI, the utility and bank. Management believes these non-GAAP measures provide useful information regarding the companies’ core operating activities. Core earnings and other financial measures as presented here may not be comparable to similarly titled measures used by other companies. The accompanying tables provide a reconciliation of reported GAAP1 earnings to non-GAAP core earnings for adjusted diluted EPS (for HEI consolidated); return on average common equity (for HEI consolidated and Hawaiian Electric); and returns on average equity, average tangible equity and average assets, and efficiency ratio (for ASB).
The reconciling adjustments from GAAP earnings to core earnings are limited to the costs related to the Maui wildfires. Management does not consider these items to be representative of the company’s fundamental core earnings.

Reconciliation of GAAP to non-GAAP Measures
Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
Unaudited

(in thousands)	Three months ended March 31, 2024
Maui wildfire-related costs
Pretax expenses:
Legal expenses	$15,027
Outside services expenses	2,747
Provision for credit losses	(1,500)
Other expenses	9,019
Interest expenses	4,825
Pretax expenses	30,118
Insurance recoveries	(12,577)
Deferral of cost	(7,898)
Wildfire-related expenses, excluding insurance recovery and deferral	9,643
Income tax benefits[2]	(2,482)
After-tax adjustments	$7,161
HEI consolidated net income
GAAP net income (as reported)	$42,122
Excluding special items related to the Maui wildfire (after tax):
Legal expenses	11,157
Outside services expenses	2,022
Provision for credit losses	(1,098)
Other expenses	6,700
Interest expenses	3,582
After tax expenses	22,363
Insurance recoveries	(9,338)
Deferral of cost	(5,864)
Maui wildfire-related expenses, net of insurance recoveries and approved deferral treatment (after tax)	7,161
Non-GAAP (core) net income	$49,283
GAAP Diluted earnings per share (as reported)	$0.38
Non-GAAP (core) Diluted earnings per share	$0.45

Three months ended March 31, 2024
Ratios (%)
Based on GAAP[1]
Return on average equity	8.1
Based on Non-GAAP (core)
Return on average equity	9.5
1 Accounting principles generally accepted in the United States of America
2 Current year composite statutory tax rate of 25.75% is used for Utility and corporate amounts and current year composite statutory tax rate of 26.80% is used for ASB amounts.
Note: Other segment (Holding and Other Companies) wildfire-related expenses (legal, outside services and other) are included in “Expenses-Other” and interest expense is included in “Interest expense, net—other than on deposit liabilities and other bank borrowings” on the HEI and subsidiaries’ Consolidated Statements of Income Data. See Electric Utilities and Bank tables below for more detail.

Reconciliation of GAAP to non-GAAP Measures
Hawaiian Electric Company, Inc. and Subsidiaries
Unaudited

(in thousands)	Three months ended March 31, 2024
Maui windstorm and wildfire-related costs
Pretax expenses:
Legal expenses[1]	$10,735
Outside services expenses[1]	784
Other expenses[1]	9,141
Interest expenses[2]	3,907
Pretax expenses	24,567
Insurance recoveries	(9,969)
Deferral of cost	(7,898)
Total Maui windstorm and wildfire-related expenses, net of insurance recoveries and approved deferral treatment	6,700
Income tax benefits[3]	(1,725)
After-tax expenses	$4,975

Hawaiian Electric consolidated net income
GAAP net income (as reported)	$39,221
Excluding special items related to the Maui windstorm and wildfires (after tax):
Legal expenses	7,971
Outside services expenses	582
Other expenses	6,787
Interest expenses	2,901
Maui windstorm and wildfire-related cost (after tax)	18,241
Insurance recovery (after tax)	(7,402)
Deferral of cost (after tax)	(5,864)
Total Maui windstorm and wildfire- related expenses, net of insurance recoveries and approved deferral treatment (after tax)	4,975
Non-GAAP (core) net income	$44,196

Three months ended March 31, 2024
Ratios (%)
Based on GAAP
Return on average equity	7.8
Based on Non-GAAP (core)
Return on average equity	8.0

1     Legal, outside services and other are included in “Other operation and maintenance” on the Hawaiian Electric and subsidiaries Consolidated Statements of Income Data.
2     Interest expense is included in “Interest expense and other charges, net” on the Hawaiian Electric and subsidiaries Consolidated Statements of Income Data.
3     Current year composite statutory tax rate of 25.75% is used for Utility amounts.

Reconciliation of GAAP to non-GAAP Measures
American Savings Bank F.S.B.
Unaudited

(in thousands)	Three months ended March 31, 2024
Maui wildfire related costs
Pretax expenses:
Provision for credit losses	$(1,500)
Professional services expense	1,708
Other expenses, net	(317)
Pretax Maui wildfire related costs, net	(109)
Income tax[1]	29
After-tax expenses, net	$(80)
ASB net income
GAAP (as reported)	$20,934
Maui wildfire costs (after tax):
Provision for credit losses	(1,098)
Professional services expense	1,250
Other expenses, net	(232)
Maui wildfire related cost, net (after tax)	(80)
Non-GAAP (core) net income	$20,854

Three months ended March 31, 2024
Ratios (annualized %)
Based on GAAP
Return on average assets	0.88
Return on average equity	15.64
Return on average tangible common equity	18.48
Efficiency ratio	70.27
Based on Non-GAAP (core)
Return on average assets	0.88
Return on average equity	15.58
Return on average tangible common equity	18.41
Efficiency ratio	68.52

1     Current year composite statutory tax rate of 26.8% is used for ASB amounts.